                                                              Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Independent Auditors," and "Selected Consolidated Financial Data" and to the use of our report dated May 9, 1996 (except for Note 15, as to which the date is June 14,
1996) on the financial statements of Prime Succession, Inc. (Existing Prime) in
the Registration Statement (Form S-4 No. 333-    ) and the related Prospectus of
Prime Succession, Inc. (New Prime) for the registration of $100,000,000 of Prime Succession, Inc. 10.75% Senior Subordinated Notes due 2004.

                                                          /s/ Ernst & Young LLP


Indianapolis, Indiana
October 21, 1996